UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of Incorporation)	0-19612 (Commission File Number)	04-2834797 (IRS Employer Identification No.)

180 Varick Street New York, New York            10014

(Address of principal executive offices)         (Zip Code)

(212) 645-1405

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On October 19, 2006, Peter S. Liebert, M.D. was named a director of ImClone Systems Incorporated (the “Company”). The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 8.01. Other Events.

Also on October 19, 2006, the Board appointed David Sidransky, M.D. as a member of the Compensation Committee and Carl C. Icahn as chairman of the Chief Executive Officer Search Committee. As a result, (1) the Compensation Committee consists of Mr. Miller and Drs. Denner and Sidransky (chaired by Mr. Miller) and (2) the Chief Executive Officer Search Committee consists of Messrs. Icahn and Miller and Drs. Denner, DeVita and Sidransky (chaired by Mr. Icahn).

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description ________________________________________________________________________________________________________________________________
99.1	Text of press release issued by the Company, dated October 20, 2006, entitled “ImClone Systems Appoints Peter S. Liebert, M.D., to Board of Directors” (filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
Date: October 20, 2006	By:	/s/ Daniel J. O’Connor Daniel J. O’Connor Vice President, Interim General Counsel

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EXHIBIT INDEX

Exhibit Number	Description ________________________________________________________________________________________________________________________________
99.1	Text of press release issued by the Company, dated October 20, 2006, entitled “ImClone Systems Appoints Peter S. Liebert, M.D., to Board of Directors” (filed herewith)

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